As filed with the Securities and Exchange Commission on June 8, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eagle Hospitality Properties Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	55-0862656
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

100 E. RiverCenter Blvd.

Suite 480

Covington, KY 41011

(859) 581-5900

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

J. William Blackham

President and Chief Executive Officer

Eagle Hospitality Properties Trust, Inc.

100 E. RiverCenter Blvd.

Suite 480

Covington, KY 41011

(859) 581-5900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brad S. Markoff, Esq. Jeffrey D. Miller, Esq. DLA Piper Rudnick Gray Cary LLP 4700 Six Forks Road, Suite 200 Raleigh, NC 27609 Phone: (919) 786-2000 Facsimile: (919) 786-2200	J. Mark Klamer, Esq. James R. Levey, Esq. Bryan Cave LLP 211 North Broadway, Suite 3600 St. Louis, MO 63102 Phone: (314) 259-2000 Facsimile: (314) 259-2020

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-125130

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Series A Preferred Shares	550,000 shares	$25.00	$13,750,000	$1619

(1)	Based on the public offering price.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and General Instruction G of Form S-11. The contents of the Registration Statement on Form S-11 (Registration No. 333-125130) filed by Eagle Hospitality Properties Trust, Inc. pursuant to the Act with the Securities and Exchange Commission (the “Commission”) on May 20, 2005, as amended, including the exhibits thereto, and declared effective by the Commission on June 8, 2005, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on June 8, 2005.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ J. WILLIAM BLACKHAM
J. William Blackham
President and Chief Executive Officer

By:	/s/ RAYMOND D. MARTZ
Raymond D. Martz
Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIAM P. BUTLER * William P. Butler	Chairman of the Board of Directors	June 8, 2005

/s/ J. WILLIAM BLACKHAM J. William Blackham	President, Chief Executive Officer and Director	June 8, 2005

/s/ ROBERT J. KOHLHEPP * Robert J. Kohlhepp	Director	June 8, 2005

/s/ FRANK C. MCDOWELL * Frank C. McDowell	Director	June 8, 2005

/s/ LOUIS D. GEORGE * Louis D. George	Director	June 8, 2005

/s/ THOMAS R. ENGEL * Thomas R. Engel	Director	June 8, 2005

/s/ THOMAS E. COSTELLO * Thomas E. Costello	Director	June 8, 2005

/s/ THOMAS E. BANTA * Thomas E. Banta	Director	June 8, 2005

/s/ PAUL S. FISHER * Paul S. Fisher	Director	June 8, 2005

*By:	/s/ RAYMOND D. MARTZ
Raymond D. Martz
Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number		Exhibit Title

5	*	Opinion of DLA Piper Rudnick Gray Cary US LLP re legality

8	*	Opinion of DLA Piper Rudnick Gray Cary US LLP re tax matters

23.1	*	Consent of Grant Thornton LLP

23.2	*	Consent of Grant Thornton LLP

23.3	*	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5)

24		Power of Attorney (previously filed in the registrant’s Registration Statement on Form S-11 (No. 333-125130) and incorporated herein by reference).

*	Filed herewith